Exhibit 10.1

THIRTEENTH AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

This THIRTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2018, by and among MRC ENERGY COMPANY, a Texas corporation (the “Borrower”), the LENDERS party hereto and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement, dated as of September 28, 2012 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects, subject to the terms and conditions set forth herein, and the Administrative Agent and the Lenders have agreed to such request on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
SECTION 1.Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
1.1    Amended Definition. The following definition in Section 1.1 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
“Consolidated Net Income” means with respect to Parent and its Subsidiaries, for any period, the consolidated net income (or loss) of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Unrestricted Subsidiary and (ii) any Person in which Parent or any of its Subsidiaries has an interest which interest does not cause the net income of such other Person to be consolidated with the net income of Parent and its Subsidiaries in accordance with GAAP, in each case, except to the extent of the amount of dividends or distributions actually paid in cash in such period by such Unrestricted Subsidiary or such other Person to Parent or to any of its Subsidiaries (other than an Unrestricted Subsidiary), as the case may be; (b) any extraordinary gains or losses, including gains or losses attributable to property sales not in the ordinary course of business; and (c) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets or any full cost ceiling impairment.
“Letter of Credit Maximum Amount” means Fifty Million Dollars ($50,000,000).
“Maximum Facility Amount” means, as of the Thirteenth Amendment Effective Date, $1,500,000,000, as such amount may be adjusted from time to time thereafter in accordance with Section 2.11.
“Revolving Credit Maturity Date” means October 31, 2023.
“Total Debt to Consolidated EBITDA Ratio” means, for any Test Period, the ratio of (a) the amount equal to (i) total Debt of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as of the last day of such Test Period minus (ii) unrestricted cash and cash equivalents of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as of the last day of such Test Period; provided that the aggregate amount of cash and cash equivalents shall not exceed $50,000,000 for purposes of this clause (ii) to (b) Consolidated EBITDA of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for such Test Period.
1.2    Additional Definitions. The following definitions shall be and they hereby are added to Section 1.1 of the Credit Agreement in alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Excluded Account” means (i) any deposit account, securities account or commodities account exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (ii) any deposit accounts, trust accounts, escrow accounts or security deposits established pursuant to statutory obligations or for the payment of taxes or holding funds in trust for third parties in the ordinary course of business or in connection with acquisitions, investments or dispositions permitted under this Agreement, deposits in the ordinary course of business in connection with workers’ unemployment insurance and other types of social security, reserve accounts, and escrow accounts established pursuant to contractual obligations to third parties for casualty payments and insurance proceeds, (iii) zero balance accounts and (iv) deposit accounts, securities accounts or commodities accounts in which the aggregate average monthly balance on deposit (or, in the case of any securities account, the total fair market value of all securities held in such account) does not exceed $20,000,000.

“Thirteenth Amendment Effective Date” means October 31, 2018.
1.3    Borrowing Base. Section 4.1 of the Credit Agreement shall be and it hereby is amended by replacing “As of the Tenth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base shall be $450,000,000” in the third to last sentence therein with “As of the Thirteenth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base shall be $850,000,000”.
1.4    Notice of Senior Notes Issuance. Section 7.2(f) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
(f)    Issuance of Senior Notes. In the event the Parent or any Credit Party intends to issue Senior Notes (other than the initial Senior Notes issued or to be issued by the Parent or any Senior Notes in exchange therefor) or refinance any existing Senior Notes with the proceeds of any Permitted Refinancing, written notice of the intended offering promptly following the launch thereof and in any event prior to the closing of such intended offering of such Senior Notes or such Permitted Refinancing, the estimated amount thereof, and the anticipated date of closing, and upon the written request of the Administrative Agent, copies of the preliminary offering memorandum (if any) and the final offering memorandum (if any) relating to such Senior Notes or Permitted Refinancing, as the case may be.
1.5    Notices. Section 7.7 of the Credit Agreement shall be and it hereby is amended by (i) deleting “and” at the end of clause (d) thereof, (ii) deleting the period at the end of clause (e) thereof and inserting text reading “; and” in place thereof and (iii) inserting a new clause (f) thereof to read in its entirety as follows:
(f)    any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
1.6    Leverage Ratio. Section 7.9 of the Credit Agreement shall be and it hereby is amended by replacing “4.25” with “4.00”.
1.7    Beneficial Ownership. Section 7.14(b) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
(b)    Provide Administrative Agent and Lenders with (i) any other information required by Section 326 of the USA Patriot Act or necessary for Administrative Agent and Lenders to verify the identity of the Parent or any Credit Party as required by Section 326 of the USA Patriot Act and (ii) information and documentation (including, without limitation, a Beneficial Ownership Certification) reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

1.8    Deposit Accounts; Securities Accounts and Commodities Accounts. Article 7 of the Credit Agreement shall be and it hereby is amended by adding a new Section 7.18 to read in its entirety as follows:
7.18    Deposit Accounts; Securities Accounts and Commodities Accounts. Borrower shall and shall cause each of its Subsidiaries (other than Unrestricted Subsidiaries) to at all times maintain its deposit accounts, securities accounts and commodities accounts (in each case, other than Excluded Accounts) and its principal treasury management with the Administrative Agent or any Lender; provided that, if any Person at which Borrower or any such Subsidiary maintains any deposit account, securities account, commodities account or treasury management relationship ceases to be the Administrative Agent or a Lender, as applicable, the Borrower or such Subsidiary shall be required only, as soon as reasonably practicable thereafter, to use commercially reasonable efforts to move such deposit account, securities account, commodities account or treasury management relationship to the Administrative Agent or a Lender.
1.9    Dispositions. Clause (i) of Section 8.4(k) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
(i)     unless such Disposition is a farmout, unitization, or exchange (or an assignment in connection therewith), 90% of the consideration received in respect of such Disposition shall be cash,
1.10    Dispositions.    Section 8.4 of the Credit Agreement shall be and it hereby is further amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) deleting the period at the end of clause (k) thereof and inserting text reading “; and” in place thereof and (iii) adding a new clause (l) thereto reading in its entirety as follows:
(l)    other Dispositions of Borrowing Base Properties having a fair market value not to exceed $10 million in any fiscal year.
1.11    Circumstances Affecting LIBOR Rate Availability. Section 11.3 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
11.3    Circumstances Affecting LIBOR Rate Availability. If, on or prior to the first day of any Interest Period (an “Affected Interest Period”):
(a)    the Administrative Agent determines (which determination shall be conclusive and binding on the Borrower absent manifest error) that, by reason of circumstances affecting the London interbank eurodollar market, the “LIBOR Rate” cannot be determined pursuant to the definition thereof, or
(b)    the Majority Lenders advise the Administrative Agent that for any reason in connection with any request for a Eurodollar-based Advance or a conversion thereto or a continuation thereof that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar-based Advance, or (B) the LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar-based Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or grant a continuation of Eurodollar-based Advances shall be suspended until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a Eurodollar-based Advance or, failing that, will be deemed to have converted such request into a request for a Base Rate Advance in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent (i) determines that the circumstances described in clause (a) of this Section 11.3 have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clause (a) of this Section 11.3 have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans, or (iii) is advised by the Majority Lenders of their determination in accordance with clause (b) of this Section 11.3, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, provided that to the extent that the Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrower. Notwithstanding anything to the contrary, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the Base Rate shall be calculated without regard to clause (c) of the definition thereof. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

1.12    Compliance Certificate. Schedule 2 to Exhibit F to the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 2 to this Amendment.
1.13    Pricing Grid. Schedule 1.1 of the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 1.1 to this Amendment.
SECTION 2.     Redetermined Borrowing Base; Elected Commitments. This Amendment shall constitute notice of a redetermination of the Borrowing Base pursuant to Section 4.2 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of the date hereof (i) the Borrowing Base shall be $850,000,000 and (ii) the Revolving Credit Aggregate Commitment shall be $500,000,000, and such redetermined Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. The redetermination of the Borrowing Base contained in this Section 2 shall constitute the Determination Date to occur on or about November 1, 2018.
SECTION 3.     New Lenders, Departing Lender and Reallocation and Increase of Revolving Credit Commitment Amounts. The Lenders have agreed among themselves to reallocate their respective Revolving Credit Commitment Amounts, and to, among other things, (a) allow certain financial institutions identified by RBC Capital Markets (“RBC Capital”), in its capacity as a Joint Lead Arranger, in consultation with the Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) and (b) to permit one or more of the Lenders to increase their respective Revolving Credit Commitment Amounts (each, an “Increasing Lender”). In addition, Wells Fargo Bank, N.A. (the “Departing Lender”) desires to assign all of its rights, interests, liabilities and obligations as a Lender under the Credit Agreement and the other Loan Documents to the other Lenders, including the New Lenders, and to no longer be a party to the Credit Agreement or any of the other Loan Documents. Each of the Administrative Agent and the Borrower hereby consent to (i) the reallocation of the Revolving Credit Commitment Amounts, (ii) each New Lender’s agreement to provide a Revolving Credit Commitment Amount, (iii) the increase in each Increasing Lender’s Revolving Credit Commitment Amount and (iv) the Departing Lender’s assignment of its rights, interests, liabilities and obligations as a Lender under the Credit Agreement and the other Loan Documents to the other Lenders, including the New Lenders. On the date this Amendment becomes effective and after giving effect to such reallocation and assignment and increase of the Revolving Credit Aggregate Commitment, the Revolving Credit Commitment of the Departing Lender shall terminate and the Revolving Credit Commitment Amount of each Lender shall be as set forth on Schedule 1.2 of this Amendment. Each Lender hereby consents to the Revolving Credit Commitment Amount set forth on Schedule 1.2 of this Amendment. The reallocation of the Revolving Credit Commitment Amounts among the Lenders, including the assignment by the Departing Lender of all of its respective rights, interests, liabilities and obligations under the Credit Agreement and the other Loan Documents to the other Lenders, including the New Lenders, and the acquisition by each New Lender of an interest in the Revolving Credit Aggregate Commitment, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if the Lenders, including each New Lender and the Departing Lender, had executed an Assignment and Assumption with respect to such reallocation and upon the effectiveness of this Amendment, (x) each Lender, including each New Lender, shall be deemed to have purchased and assumed all of the Departing Lender’s respective rights, interests, liabilities and obligations under the Credit Agreement and the other Loan Documents and (y) all obligations and liabilities of the Departing Lender under the Credit Agreement and the other Loan Documents shall terminate; provided that in connection with such reallocation, the Departing Lender shall receive on the date this Amendment becomes effective payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it under the Credit Agreement and the other Loan Documents; provided further that, notwithstanding the foregoing, the covenants and agreements of Borrower set forth in Section 13.5, shall survive such reallocation and assignment in favor of Departing Lender for all claims, demands, penalties, fines, losses, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising on or prior to the date hereof. The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 13.7(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3. To the extent requested by any Lender, including the Departing Lender, and in accordance with Section 11.1 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 11.1 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 11.1 of the Credit Agreement in the event the payment of any principal of any Eurodollar-based Advance or the conversion of any Eurodollar-based Advance other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3. Each New Lender agrees that it shall be deemed to be, and hereby becomes on the date of effectiveness of this Amendment, a party in all respects to the Credit Agreement and the other Loan Documents to which all the Lenders are party and each shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.
SECTION 4.    Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment, and the reallocation of the commitments contained in Section 3 of this Amendment, in each case, shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.
4.1    Execution and Delivery. The Administrative Agent shall have received a duly executed counterpart of (a) this Amendment signed by the Borrower and the Lenders and (b) the Consent and Reaffirmation attached hereto signed by each Guarantor.
4.2    No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
4.3    Fees. The Administrative Agent shall have received the fees separately agreed upon in a separate fee letter executed by the Administrative Agent and the Borrower in connection with this Amendment.
4.4    Notes. The Administrative Agent shall have received Notes duly executed by the Borrower for each Lender that requests a Note in accordance with Section 2.2(e) of the Credit Agreement.

4.5    Officer’s Certificate. Administrative Agent shall have received from each Credit Party and the Parent, a certificate of its Secretary dated as of the Thirteenth Amendment Effective Date as to (a) corporate resolutions (or the equivalent) of the Parent and each Credit Party authorizing the transactions contemplated by this Amendment and the other Loan Documents, in each case to which the Parent or such Credit Party is party, and authorizing the execution and delivery of this Amendment and the other Loan Documents, and in the case of Borrower, authorizing the execution and delivery of any Request for Revolving Credit Advances and the issuance of Letters of Credit hereunder, (b) the incumbency and signature of the officers or other authorized persons of the Parent and such Credit Party executing any Loan Document and in the case of Borrower, the officers who are authorized to execute any Request for Revolving Credit Advance, or requests for the issuance of Letters of Credit, (c) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where the Parent and such Credit Party are qualified to do business, and (d) copies of the Parent’s and such Credit Party’s Organizational Documents as in effect on the Thirteenth Amendment Effective Date.
4.6    Opinions of Counsel. The Parent and the Credit Parties shall furnish Administrative Agent opinions of counsel to the Parent and the Credit Parties (including local counsel opinions), to the extent reasonably deemed necessary by Administrative Agent, in each case dated the Thirteenth Amendment Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to Administrative Agent.
4.7    Mortgage Amendments. The Borrower shall have executed and delivered amendments to each of the existing Mortgages as reasonably requested by Administrative Agent to evidence, among other things, the increased Maximum Facility Amount and Revolving Credit Maturity Date.
4.8    Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.    Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
5.1    Reaffirmation of Representations and Warranties. After giving effect to the amendments herein, each representation and warranty of the Borrower, the Parent and each other Credit Party contained in the Credit Agreement and in each of the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date.
5.2    Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s corporate powers, have been duly authorized by necessary corporate action by the Borrower, require no action by or in respect of, or filing with, any court or agency of government (except for the recording and filing of Collateral Documents and financing statements) and (a) do not violate in any material respect any Requirement of Law, (b) are not in contravention of the terms of any material Contractual Obligation, indenture, agreement or undertaking to which the Borrower is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect, and (c) do not result in the creation or imposition of any Lien upon any of the assets of the Borrower except for Liens permitted by Section 8.2 of the Credit Agreement and otherwise as permitted in the Credit Agreement.
5.3    Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) equitable principles of general application.
5.4    No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 6.    Miscellaneous.
6.1    Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by the Borrower. The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower, the Parent or any other Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof, except as amended and modified hereby.
6.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
6.3    Further Assurances. The Borrower covenants and agrees from time to time, as and when reasonably requested by the Administrative Agent or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent or the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.
6.4    Legal Expenses. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
6.5    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
6.6    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.7    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
6.8    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.
6.9    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.10    Reference to and Effect on the Loan Documents.
(a)    This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver of any provision of any of the Loan Documents.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

MRC ENERGY COMPANY,
as Borrower

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

SIGNATURE PAGE

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name:	Rodica Dutka
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and as an Issuing Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

SIGNATURE PAGE

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Director

SIGNATURE PAGE

COMERICA BANK,
as a Lender and as an Issuing Lender

By:	/s/ Jeffrey M. LaBauve
Name:	Jeffrey M. LaBauve
Title:	Vice President

SIGNATURE PAGE

SUNTRUST BANK,
as a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

SIGNATURE PAGE

THE BANK OF NOVA SCOTIA, HOUSTON
BRANCH
as a Lender

By:	/s/ Ryan Knape
Name:	RYAN KNAPE
Title:	DIRECTOR

SIGNATURE PAGE

BMO HARRIS FINANCING, INC.,
as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

SIGNATURE PAGE

IBERIABANK,
as a Lender

By:	/s/ Moni Collins
Name:	Moni Collins
Title:	Senior Vice President

SIGNATURE PAGE

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Megan Larson
Name:	Megan Larson
Title:	Authorized Signatory

SIGNATURE PAGE

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Cameron Hinojosa
Name:	Cameron Hinojosa
Title:	Vice President

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as the Departing Lender

By:	/s/ Matthew W. Coleman
Name:	Matthew W. Coleman
Title:	Director

SIGNATURE PAGE

CONSENT AND REAFFIRMATION
Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Thirteenth Amendment to Third Amended and Restated Credit Agreement (the “Thirteenth Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) consents to the terms of the Thirteenth Amendment; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Indebtedness pursuant to the terms of the Guaranty or the Liens granted by it pursuant to the terms of the other Loan Documents to which it is a party securing payment and performance of the Indebtedness, (v) reaffirms that the Guaranty and the other Loan Documents to which it is a party and such Liens are and shall continue to remain in full force and effect and are hereby ratified and confirmed in all respects and (vi) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (x) all of the representations and warranties made by it in each of the Loan Documents to which it is a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date, and (y) after giving effect to the Thirteenth Amendment, no Default or Event of Default has occurred and is continuing. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither the Administrative Agent nor any of the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for the Guaranty and other Loan Documents to which it is a party to remain in full force and effect, and nothing herein shall create such duty or obligation.
[SIGNATURE PAGES FOLLOW]

CONSENT AND REAFFIRMATION

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Thirteenth Amendment.

GUARANTORS:

MATADOR RESOURCES COMPANY
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY
MATADOR PRODUCTION COMPANY
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
LONGWOOD MIDSTREAM HOLDINGS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
SOUTHEAST WATER MANAGEMENT COMPANY, LLC
MRC DELAWARE RESOURCES, LLC
MRC PERMIAN LKE COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its General Partner

By:
Name:	David E. Lancaster
Title:	Executive Vice President

CONSENT AND REAFFIRMATION SIGNATURE PAGE

Schedule 1.1
Applicable Margin Grid
Revolving Credit Facility
(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV	Level V
Borrowing Base Utilization*	< 25%	≥ 25% but < 50%	≥ 50% but < 75%	≥ 75% but < 90%	≥ 90% but < 100%
Revolving Credit Eurodollar Margin	125	150	175	200	225
Revolving Credit Base Rate Margin	25	50	75	100	125
Commitment Fees	37.5	37.5	50	50	50
Letter of Credit Fees (exclusive of fronting fees)	125	150	175	200	225

*    Definitions as set forth in the Credit Agreement.

SCHEDULE 1.1

Schedule 1.2
Percentages and Allocations1
Revolving Credit

LENDERS	REVOLVING CREDIT ALLOCATIONS	REVOLVING CREDIT PERCENTAGE
Royal Bank of Canada	$70,000,000.00	14.000000000%
The Bank of Nova Scotia, Houston Branch	$66,666,666.67	13.333333333%
Bank of America, N.A.	$66,666,666.67	13.333333333%
BMO Harris Financing, Inc.	$66,666,666.67	13.333333333%
Suntrust Bank	$60,000,000.00	12.000000000%
Comerica Bank	$60,000,000.00	12.000000000%
Canadian Imperial Bank of Commerce, New York Branch	$60,000,000.00	12.000000000%
IBERIABANK	$25,000,000.00	5.000000000%
The Huntington National Bank	$25,000,000.00	5.000000000%
TOTALS	$500,000,000.00	100.000000000%

___________________________________

1 As of the Thirteenth Amendment Effective Date

SCHEDULE 1.2

SCHEDULE 2
TO THE COMPLIANCE CERTIFICATE
For the Quarter/Year ended _________________ (“Statement Date”)
($ IN 000’S)

Total Debt to Consolidated EBITDA Ratio (Section 7.9)
A.
The amount equal to (i) total Debt of Parent and its Subsidiaries (other than Unrestricted Subsidiaries) determined on a consolidated basis in accordance with GAAP minus (ii) unrestricted cash and cash equivalents of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as of the last day of such Test Period; provided that the aggregate amount of cash and cash equivalents shall not exceed $50,000,000 for purposes of this clause (ii):

	1.	All obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, but excluding interest, fees and charges):	$
	2.	All obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments:	$
3.
All obligations of such Person to pay the deferred purchase price of property or services (other than for borrowed money and other than accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings and for which reserves adequate under GAAP shall have been established therefor):
$
4.
All obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise including principal but excluding interest, fees and charges):
$
5.
All obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property:
$
6.
All Debt (as described in the other clauses of this certificate) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, but valued at the lesser of (x) the amount of such Debt and (y) the fair market value of the property securing such Debt:
$
7.
All Debt (as described in the other clauses of this certificate) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others:
$
	8.	All obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others:	$

SCHEDULE 2

	9.	Obligations to deliver or sell Hydrocarbons in consideration of advance payments, as disclosed by Section 7.15(c) of the Credit Agreement:	$
	10.	Any Disqualified Equity Interests:	$
	11.	The undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment:	$
	12.	Total of Lines A.2 + A.3 + A.4 + A.5 + A.6 + A.7 + A.8 + A.9 + A.10 + A.11, minus $1,000,000, but not less than zero:	$
	13.	Total Debt of Parent and its Subsidiaries (other than Unrestricted Subsidiaries) (Lines A.1 + A.12):	$
	14.	Unrestricted cash and cash equivalents of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) as of the last day of such Test Period[1]:	$
	15.	The net amount of Total Debt of Parent and its Subsidiaries (other than Unrestricted Subsidiaries) (Lines A.13 - A.14):	$
B.	Consolidated EBITDA of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries) for such Test Period
	1.	Consolidated Net Income (the consolidated net income (or loss) of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP2):	$
2.
Interest, taxes, depreciation, depletion, amortization, and accretion of asset retirement obligations (to the extent such expenses or charges have been deducted from Consolidated Net Income for the applicable period):
$
3.
Any non-cash revenue or expense associated with hedging contracts resulting from ASC 815 and any non-cash income, gain, loss or expense arising from the issuance of stock options or restricted stock, to the extent such items are included in Consolidated Net Income:
$
	4.	Any other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) or non-cash gains:	$
	5.	Consolidated EBITDA (Line B.1 + Line B.2 and + or - Line B.3 (as appropriate) and + or - Line B.4 (as appropriate)):	$
Total Debt to Consolidated EBITDA Ratio (Line A.15 / Line B.5)
	Required ratio for compliance:		Less than or equal to 4.00 to 1.00
	Compliance:		Yes/No

__________________________

1 Provided that the aggregate amount of cash and cash equivalents shall not exceed $50,000,000

2 Provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Unrestricted Subsidiary and (ii) any Person in which Parent or any of its Subsidiaries has an interest which interest does not cause the net income of such other Person to be consolidated with the net income of Parent and its Subsidiaries in accordance with GAAP, in each case, except to the extent of the amount of dividends or distributions actually paid in such period by such Unrestricted Subsidiary or such other Person to Parent or to any of its Subsidiaries (other than an Unrestricted Subsidiary), as the case may be; (b) any extraordinary gains or losses, including gains or losses attributable to property sales not in the ordinary course of business; and (c) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets or any full cost ceiling impairment.

SCHEDULE 2